                                                                    EXHIBIT 99.2



                    NOTICE OF GUARANTEED DELIVERY FOR TENDER
                     OF 8.231% ORIGINAL CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)
                     OF PUGET SOUND ENERGY CAPITAL TRUST I

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 8.231% Capital Securities (the "Original Capital Securities") are not immediately available, (ii) Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The First National Bank of Chicago (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Original Capital Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Capital Securities (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:

                       THE FIRST NATIONAL BANK OF CHICAGO
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
By Mail:                                 Facsimile Transmissions:             By Hand or Overnight
(Registered or Certified                 (Eligible Institutions Only)                 Delivery:
Mail recommended)                             (212) 240-8938

The First National Bank of Chicago       To Confirm by Telephone              The First National Bank of Chicago
   c/o First Chicago Trust               or for Information Call:                c/o First Chicago Trust
     Company of New York                      (212) 240-8801                        Company of New York
         14 Wall Street                                                               14 Wall Street
      8th Floor, Window 2                                                          8th Floor, Window 2
    New York, New York 10005                                                     New York, New York 10005
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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

Ladies and Gentlemen:

     The undersigned hereby tenders to Puget Sound Energy Capital Trust I, a Delaware business trust (the "Trust"), and to Puget Sound Energy, Inc., a Washington corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated ____________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-- Procedures for Tendering Original Capital Securities."

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
Aggregate Liquidation Amount                            All authority herein conferred or agreed to be
                            ------------------------
Name(s) of Registered Holder(s):                        conferred shall survive the death or incapacity of
                                --------------------    the undersigned and every obligation of the
----------------------------------------------------    undersigned hereunder shall be binding upon the
----------------------------------------------------    heirs, personal representatives, successors and
Amount Tendered: $________*                             assigns of the undersigned.




Certificate No.(s) (if available):                                     PLEASE SIGN HERE
                                  -----------------     x__________________________________________________
---------------------------------------------------     x__________________________________________________
(Total Liquidation Amount Represented                   SIGNATURE(S) OF OWNER(S) OR DATE AUTHORIZED SIGNATORY
by Original Capital Securities Certificates(s))
$__________________________________________________             AREA CODE AND TELEPHONE NUMBER:
If Original Capital Securities will be tendered         Must be signed by the holder(s) of the Original
 by book-entry transfer, provide the following          Capital Securities as their name(s) appear(s) on
 information:                                           certificates for Original Capital Securities or on a
DTC Account Number:________________________________     security position listing, or by person(s)
Date:______________________________________________     authorized to become registered holder(s) by
*Must be in denominations of a Liquidation Amount       endorsement and documents transmitted with this
 of $1,000 and any integral multiple thereof, and       Notice of Guaranteed Delivery.  If signature is by a
 not less than $100,000 aggregate Liquidation           trustee, executor, administrator, guardian,
 Amount.                                                attorney-in-fact, officer or other person acting in
                                                        a fiduciary or representative capacity, such person
                                                        must set forth his or her full title below.  Please
                                                        print name(s) and address(es)



                                                        (Name(s):__________________________________________
                                                        ___________________________________________________
                                                        ___________________________________________________
                                                        Capacity:__________________________________________
                                                        Address(es):_______________________________________
                                                        ___________________________________________________
                                                        ___________________________________________________
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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                             (PLEASE TYPE OR PRINT)
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
Name of Firm:
              -------------------------------   --------------------------------

                                                            Authorized Signature
Address:-------------------------------------   Title:
                                                      -------------------------
                                                Dated:
---------------------------------------------
                                                      --------------------------
                                     Zip Code

---------------------------------------------
AREA CODE AND TELEPHONE NO.
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NOTE:  DO NOT SEND CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES WITH THIS FORM.
       CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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